UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 21, 2012

Rockville Financial, Inc.
(Exact name of registrant as specified in its charter)

Connecticut	001-35028	27-3577029

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Park Street, Rockville, CT	06066

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 291-3600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))
☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

ITEM 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of
Certain Officers; Compensatory Arrangements of Certain Officers.

                (e) The Compensation Committee (the “Committee”) of the Board of Directors of Rockville Financial, Inc. (the “Company”) and Rockville Bank (the “Bank”), effective June 21, 2012, granted annual long-term incentive awards to certain executive officers and directors pursuant to the Company’s shareholder-approved 2006 Stock Incentive Award Plan (the “2006 Plan”) and the 2012 Stock Incentive Plan (the “2012 Plan”). As in past years, the amount of the grants was determined based on market data (referenced to a peer group) and recommendations provided by the Committees’ independent compensation consultant.  The annual grants are designed to further align the interests of key executives and shareholders, to enhance the ability of the Company and Bank to attract and retain the best available talent and encourage the highest level of performance by, and provide additional incentive to, executives. As in past years, the awards represent a mix of non-qualified stock options and restricted stock; however, unlike in past years, the awards of restricted stock include restricted stock that vest based on the attainment of certain established performance goals in addition to restricted stock that vest over time.

The following grants were made to the Executive Officers listed below:

Executive Officers	Shares of Restricted Stock (time-based under 2012 Plan)	Shares of Restricted Stock (performance-based under 2012 Plan)	Stock Options (under 2006 Plan)	Stock Options (under 2012 Plan)
William H. W. Crawford, IV, President, Chief Executive Officer*	71,861	23,954	62,750	176,788
John T. Lund, Executive Vice President, Chief Financial Officer and Treasurer*	15,212	5,071	19,292	54,352
Richard J. Trachimowicz, Executive Vice President, Head of Human Capital and Organizational Development*	9,745	3,248	12,358	34,817
Mark A. Kucia, Executive Vice President, Commercial Banking Officer*	17,783	5,928	22,552	63,536
Marino J. Santarelli, Executive Vice President, Chief Operating Officer*	17,783	5,928	22,552	63,536
Stanley S. Koniecki, Executive Vice President, IT/Operations	14,201	4,734	18,009	50,739
Scott C. Bechtle, Executive Vice President, Chief Risk Officer	17,783	5,928	22,552	63,536

*These individuals are Named Executive Officers of the Company.

In total, 164,369 shares of time-based restricted stock, 54,790 shares of performance-based restricted stock and 687,369 options were granted to Executive Officers on June 21, 2012.

The stock options granted under the 2006 Plan vest in five equal annual installments of 20%, with the first installment to vest on the grant date and an additional 20% to vest on each annual anniversary of the grant date thereafter, and the stock options granted under the 2012 Plan vest in four equal annual installments of 25%, with the first installment to vest on the grant date and an additional 25% to vest on each annual anniversary of the grant date thereafter.

The time-based restricted stock awards were all granted under the 2012 Plan and vest in four equal annual installments of 25%, with the first installment to vest on the grant date and an additional 25% to vest on each annual anniversary of the grant date thereafter. The performance based restricted stock awards were all granted under the 2012 Plan and “cliff” vest on the third annual anniversary of the grant date, if, and only if, the Company meets certain performance goals. That is, 50% of the performance-based restricted stock may be earned based upon the Company achieving the Nonperforming Loan/Total Loans goal and 50% may be earned based upon the Company meeting the Net Loan Charge-Offs/Average Total Loans and Leases goal, with each goal based on the Quartile the Company is placed in comparison to the an established Peer Group with regard to the weighted average reported measurement for each of the foregoing goal over the three (3) year period beginning on the grant date, in accordance with the following:  (a) 125% of the Performance-Based Restricted Stock allocated to each goal will be earned if the Company is placed in Quartile 1; (b) 100% of the Performance-Based Restricted Stock allocated to each goal will be earned if the Company is placed in Quartile 2; (c) 50% of the Performance-Based Restricted Stock allocated to each goal will be earned if the Company is placed in Quartile 3; and (d) 0% of the Performance-Based Restricted Stock allocated to each goal will be earned if the Company is placed in Quartile 4.

ITEM 9.01       Financial Statements and Exhibits

(a)           Not applicable.
(b)           Not applicable.
(c)           Not applicable.
(d)           Not applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 22, 2011	ROCKVILLE FINANCIAL, INC.
Registrant

By: /s/ John T. Lund
John T. Lund
Executive Vice President/
Chief Financial Officer